UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295 Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Our loan originations in November 2023 totaled $117.7 million of unpaid principal balance (“UPB”). Our November securitization (VCC 2023-4) included $229.5 million of collateralized UPB with $202.9 million of notes issued.

Periodically, we have been asked why we do not currently pay a dividend. We are providing in this report the following information, which is intended to illustrate the advantages that management sees in growing our business and contributing to pre-tax net income through long-term securitizations. We believe the effect of marginal pre-tax return on our equity in such securitizations provides the best value proposition for the company and our shareholders.

We believe the securitization market offers the prospect of attractive marginal returns on equity. As a hypothetical illustration, based on assumptions drawn from our recent experience with interest rates and related costs in the securitization market, our portfolio and our operations as reported in our results for the nine months ended September 30, 2023, we believe a hypothetical securitization of a $100 million portfolio of investor real estate loans could potentially result in marginal pre-tax net operating income to our business of as much as $3.5 million in the first year of the securitization, which would reflect marginal pre-tax return on our equity in such securitization of approximately 31.7%. The assumptions in this hypothetical illustration are: securitization debt securities issued for 89% of the UPB of the relevant portfolio, with us retaining 11%, which is a common structure for securitizations; net interest margin of 3.4%, which is consistent with the net interest margin we estimate is attributable to newly originated loans included in our most recent securitization in November 2023 based on scheduled loan interest payments, without assuming any loan prepayments and related foregone future interest payments, or any receipt of prepayment penalties from loan borrowers or default interest; annual servicing expense of 0.3% of UPB, a hypothetical illustrative figure based on our loan servicing fees for newly originated loans for the nine months ended September 30, 2023 as a percentage of an averaged calculation for our portfolio UPB over such period; and a net fair value option (“FVO”) gain (after all expenses) of 0.4% of UPB at origination, a hypothetical illustrative figure based on a management estimate of the average for the nine months ended September 30, 2023 of fair value gain, origination income and associated origination expenses. The figures included in this hypothetical illustration are presented in order to permit a concrete illustration of the principal factors that tend to bear on the marginal contribution to equity return of a new securitization transaction, as considered by management in assessing such opportunities, and such figures are not intended as a prediction or a forecast of performance for any existing or future securitization, or as a reflection of market conditions that would obtain at any particular time for a securitization or its associated initial or ongoing costs. The interest margin for any actual securitization depends on prevailing interest rates in the mortgage and securitization markets, which fluctuate constantly and often dramatically. The figures included in this hypothetical illustration are based in part on certain categories of costs for our business in the aggregate for a specified recent period, involve the exercise of judgment in their identification and estimation, and fluctuate over time; and the loan portfolios in individual securitizations can and do have loan losses, servicing costs and marginal compensation and other expenses that vary from our business as a whole. Moreover, the return on equity experienced by holders of our common stock is based on the performance of our business in the aggregate, which includes various types of costs not addressed in this hypothetical illustration. This hypothetical illustration is offered to illustrate, in a general way, management’s confidence in the strategic advantage of growing our business through long-term securitizations. We could have reasonably illustrated this point using different numerical assumptions.

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The information furnished pursuant to this Current Report on Form 8-K under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect management’s current views and estimates regarding the prospects of the industry and our prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “would,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “continue” or “illustrative” or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. The following factors are among those that may cause actual results to differ materially from the forward looking statements: conditions in the real estate markets, the financial markets and the economy generally; failure of a third-party servicer or the failure of our own internal servicing system to effectively service our portfolio of mortgage loans; the high degree of risk involved in loans to small businesses, self-employed borrowers, properties in transition, and certain portions of our investment real estate portfolio; additional or increased risks if we change our business model or create new or modified real estate lending products; possibility of receiving inaccurate and/or incomplete information from potential borrowers, guarantors and loan sellers; deficiencies in appraisal quality in the mortgage loan origination process; competition in the market for loan origination and acquisition opportunities; risks associated with our underwriting guidelines and our ability to change our underwriting guidelines; loss of our key personnel or our inability to hire and retain qualified account executives; any inability to manage future growth effectively or failure to develop, enhance and implement strategies to adapt to changing conditions in the real estate and capital markets; risks associated with our ability to successfully identify, acquire, and integrate companies and assets; operational risks, including the risk of cyberattacks, or disruption in the availability and/or functionality of our technology infrastructure and systems; any inability of our borrowers to generate net income from operating the property that secures our loans; the interest margin, cost structure and return on equity of our existing and future securitizations; costs or delays involved in the completion of a foreclosure or liquidation of the underlying property; lender liability claims, requirements that we repurchase mortgage loans or indemnify investors, or allegations of violations of predatory lending laws; economic downturns or natural disasters in geographies where our assets are concentrated; disruptions to business, market and operational conditions related to coronavirus, COVID-19, or an outbreak of another highly infectious or contagious disease; environmental liabilities with respect to properties to which we take title; inadequate insurance on collateral underlying mortgage loans and real estate securities; use of incorrect, misleading or incomplete information in our analytical models and data; failure to realize a price upon disposal of portfolio assets that are recorded at fair value; any inability to successfully complete additional securitization transactions on attractive terms or at all; the termination of one or more of our warehouse repurchase facilities; interest rate fluctuations or mismatches between our loans and our borrowings; legal or regulatory developments related to mortgage-related assets, securitizations or state licensing and operational requirements; our ability to maintain our exclusion under the Investment Company Act of 1940, as amended; fiscal policies or inaction at the U.S. federal government level, which may lead to federal government shutdowns or negative impacts on the U.S. economy; cyber-attacks and our ability to comply with laws, regulations and market standards regarding the privacy, use, and security of customer information; the influence of certain of our large stockholders over us; adverse legislative or regulatory changes; and other factors and cautionary statements we make in our current and periodic filings with the SEC. Our periodic filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in our expectations.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Velocity Financial, Inc.

By:	/s/ Roland T. Kelly
Name:	Roland T. Kelly
Title:	Chief Legal Officer and General Counsel

Date: December 8, 2023